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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 14, 1998



                        LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            DELAWARE                    0-29752                   33-0811062
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)



            10307 PACIFIC CENTER COURT, SAN DIEGO, CALIFORNIA, 92121
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (877) 977-5327




                               Page 1 of 4 Pages
                            Exhibit Index on Page 4
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             This Current Report on Form 8-K is filed by Leap Wireless
International, Inc., a Delaware corporation (the "Company"), in connection with the transactions described herein.

ITEM 5 - OTHER EVENTS

                  On September 9, 1998 the Board of Directors of Leap Wireless International, Inc. (the "Company") adopted a Stockholders Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, the Board of Directors declared a dividend, payable on September 16, 1998, of one preferred purchase right (a "Right") for each share of common stock, $.0001 par value (the "Common Shares"), of the Company outstanding at the close of business on September 11, 1998. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 14, 1998, as the same may be amended from time to time (the "Agreement"), between the Company and Harris Trust Company of California,as Rights Agent (the "Rights Agent"). A copy of the Agreement is attached hereto as
Exhibit 4.1, which is incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

         4.1 Rights Agreement dated as of September 14, 1998 between Leap Wireless International, Inc. and Harris Trust Company of California, which includes Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 1998            Leap Wireless International, Inc.



                                    By:   /s/  JAMES E. HOFFMANN
                                          --------------------------------------
                                          James E. Hoffmann
                                          Senior Vice President, General Counsel
                                          and Secretary


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                                  Exhibit Index


Exhibit No.                         Title
-----------                         -----

4.1             Rights Agreement dated as of September 14, 1998 between Leap
                Wireless International, Inc. and Harris Trust Company of
                California, which includes Certificate of Designations of Series
                A Junior Participating Preferred Stock as Exhibit A, the form of
                Right Certificate as Exhibit B and the Summary of Rights to
                Purchase Preferred Shares as Exhibit C.


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